ORGENESIS CD19 CAR-T

NASDAQ: ORGS

AUGUST 29, 2024

Forward Looking Statements

/ This presentation contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. All statements contained in this presentation, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our clinical development plans and timelines and the initial safety and efficacy profiles of ORG-101 are forward-looking statements. These forward-looking statements involve substantial uncertainties and risks and are based upon our current expectations, estimates and projections and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, but not limited to, our reliance on, and our ability to grow, our point-of-care cell therapy platform, uncertainties inherent in the results of preliminary data, pre-clinical studies and earlier-stage clinical trials, which may not be predictive of final results or the results of later-stage clinical trials, the timing of and our ability to initiate and successfully enroll future trials; our ability to obtain FDA clearance of our future IND submissions and commence and complete clinical trials on expected timelines, or at all, our ability to achieve and maintain overall profitability, our ability to manage our research and development programs that are based on novel technologies, our ability to control key elements relating to the development and commercialization of therapeutic product candidates with third parties, the timing of completion of clinical trials and studies, the availability of additional data, outcomes of clinical trials of our product candidates, the potential uses and benefits of our product candidates, the sufficiency of working capital to realize our business plans and our ability to raise additional capital, the development of our POCare strategy, our trans differentiation technology as therapeutic treatment for diabetes, the technology behind our in-licensed ATMPs not functioning as expected, our ability to further our CGT development projects, either directly or through our JV partner agreements, and to fulfill our obligations under such agreements, our license agreements with other institutions, our ability to retain key employees, our competitors developing better or cheaper alternatives to our products, risks relating to legal proceedings against us and the risks and uncertainties discussed under the heading "RISK FACTORS" in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

Orgenesis CAR-T Program

1

Encouraging clinical data

Real-world study data In a private Chinese hospital demonstrates proof of concept clinical efficacy & favorable safety[1]

2

Potentially Disruptive Clinical Model

1st in class decentralized cell processing enables fast delivery at an estimate of 1/3 the cost[2]

3

International Collaboration Network with Leading Hospitals and KOLs

Planned rapid expansion of therapy and market share

4

CAR-T platform technology

Multi-indications beyond blood cancer including autoimmune indications

1. Based on an investigator-initiated study data In a private Chinese hospital; Data on file
2. Management estimates based on internal cost of development batches

Orgenesis Anti-CD19 CAR-T

01

Chimeric Antigen Receptor technology utilizes the patients own immune system to attack cancer cells.

02

- Product GMP development completed, adaptation to POCare platform enabling low-cost production and rapid capacity increase
- Successful GMP batches production
- Clinical validation under hospital exemption

03

Optimized CAR-T product

- Improved target binding and CAR signalling (CAR-T platform)
- Reduced off-target effects, toxicity/inflammatory cytokine secretion
- Generated robust, unique intellectual property

04

Target patient population: B-NHL, with future label expansion possibilities in B-ALL, Systemic Lupus Erythematosus (SLE) among others

Innovative Hinge Technology


GS linker
VL
VH
scFv
CD8 hinge
CD8 tm
Signaling component 1
CD3 zeta

CD19 CAR-T Intellectual Property – Composition Patents

Therapy	IP	International Filing Date	Status	Entity / Applicant*
CD19 Modified CD8 hinge (CD8-GG)	US application 18/050,461 CHIMERIC ANTIGEN RECEPTOR WITH MODIFIED HINGE REGION AND USES THEREOF"	27-Oct-2022	National Phase	ORG Inc., Broaden BioScience and Technology (Joint IP)
CD19 Modified CD8 hinge and transmembrane region (HTM1)	US application 18/583,721 CHIMERIC ANTIGEN RECEPTOR WITH MODIFIED HINGE AND TRANSMEMBRANE DOMAIN AND USES THEREOF"	23-Jun-2023	National Phase (Track I)	ORG Inc., Broaden BioScience and Technology (Joint IP)

Orgenesis Proprietary Construct: Innovative Hinge Technology


GS linker
VL
VH
scFv
Extracellular
CD8 hinge
CD8 tm
Signaling component 1
Intracellular
CD3 zeta

Existing FDA Approved CAR-T Therapies

$350k-$500k/treatment
Market Prices (US & EU)

Bristol Myers Squibb	Novartis	Gilead
Breyanzi (lisocabtagene maraleucel) suspension for IV infusion: Diffuse Large B-cell Lymphoma (DLBCL)	Kymriah (tisagenlecleucel) suspension for IV infusion: Diffuse Large B-cell Lymphoma (DLBCL)	Yescarta (axicabtagene ciloleucel) suspension for IV infusion: Diffuse Large B-cell Lymphoma (DLBCL); Follicular lymphoma
Abecma (idecabtagene vicleucel) suspension for IV infusion: Multiple Myeloma (MM)	Acute Lymphoblastic Leukemia (ALL)	Tecartus (brexucabtagene autoleucel) suspension for IV infusion: Acute Lymphoblastic Leukemia (ALL); Mantle cell lymphoma

Potential Significant Oncology CAR-T Opportunity

ORGENESIS CAR-T High-Level Value Proposition*

	Orgenesis Positioning	Orgenesis CAR-T	Competitors
Cost[1]	Greater than 67% cost reduction	$100K-$200K/patient Will allow greater access	$350K - $500K/patient
Safety[2]	Reduced risk of cytokine storm	Proprietary optimized Lenti-virus required	Current Lenti-virus used
Efficacy 1.	Recognized benefit	Fresh product	Cryopreserved product
Efficacy 2.	Reduced T cell exhaustion	Whole blood collection/ Apheresis	Apheresis
Efficacy 3	Higher response rates	Low cost may allow 1st/2nd line application	Currently 3rd or 4th line

1. Management estimates; BioPharmaDive, In historic first, FDA approves Novartis CAR-T therapy; Aug 30, 2017, Andrew Hecht
2. Based on an investigator-initiated study data In a private Chinese hospital; Data on file

Paradigm Shift: Decentralized Cell Processing CoGs Summary

- Decentralized platform can reduce the costs of CAR-T batch costs from $152,500 to $41,750 per batch or 73% compared to traditional centralized manufacturing site*.
- Economics of Scale analysis shows that the total batch cost can be reduced to $4.3K when top end capacity of 20K batches/year is met, which represents a 92% reduction in batch cost*.
- Main drivers behind the potential cost reduction are simplified and cost-effective logistics, reduced facility costs and labor.
- OMPUL platform allows faster
  - Faster clinical utilization
  - Scalability
  - Incremental capacity increase
- Rapid and flexible deployment capabilities of prefabricated units enables quick capacity startup and buildup anywhere, for a new process or and existing one, ultimately leading to a more accessible and affordable patient outreach.

*Management estimates based on internal cost of development batches; Hodgson et. al., Cellares Cost-Benefit, 2023 Analysis

Cost: Background

Historically, centralized manufacturing has been the dominant model for bulk production of active pharmaceutical ingredients[1,2] because it allows better resource management, process control and product quality[1] and can lower manufacturing costs[2].

In addition, centralized manufacturing dovetails with current frameworks for pharmaceutical development and regulatory approval. However, autologous CAR-T products cannot fully exploit the advantages of centralized manufacturing, as each batch is a single product for a single patient[3,4].

Greater manufacturing capacity cannot be achieved by scaling-up but only by scaling-out through the implementation of multiple parallel production lines or manufacturing units[1,3,4]. Furthermore, the supply chain logistics of centralized manufacturing are more complicated for autologous CAR-T therapies than for traditional drugs[1,5,6].

For example, quality control of a living cell product, with its associated short shelf life, imposes stringent requirements during transport of the starting material and the finished product. This can be prohibitive in the case of international or cross-country distribution[4,7], creating disparities for developing nations and under-served communities, as has been demonstrated during global crises such as the coronavirus pandemic[8-10].

Orgenesis is addressing these challenges with its OMPUL platform – a localized, mobile processing solution that eliminates complicated logistics and reduces process risk at a reduced cost.

In addition, our platform is focused on standardizing and streamlining the manufacturing process and quality control (QC) testing, resulting in enhanced regulatory compliance and harmonization – allowing increased accessibility and affordability of cell and gene therapies.

OMPULs are designed to be deployed anywhere and to shorten the implementation time of new capacity from 18-24 months to 3-6 months and reduce batch costs from 500K to 40K of USD. OMPULs also provide flexibility to incrementally scale capacity as needed.

Sources: See Appendix-References


What's Holding CGTs Back?
Centralized, non-automated processes are higher risk, higher cost and have complicated logistics
Decentralized, automated processes reduce risk and cost and increase access and affordability
Need for more efficient and cost-effective manufacturing model
COSTS
CGT affordability is key
Current price tags are difficult to swallow
$0.4M
$0.4M
$0.5M
Yescarta
Luxturna (per eye)
Kymriah
SCALABILITY
A major barrier to wider adoption
Manufacturing still represents one of the major barriers to the wider adoption of CGT globally and is a major contribution to its high cost… new processes are now required to meet the higher demand of companies moving to larger-scale trials
LOGISTICS
Reduced complexity
CGT manufacturing is continuously evolving, and the personalized CGT products need period reengineering of process configurations
Source: The Market for Cell and Gene Therapy Manufacturing–The Rise of CMOs & CDMOs (2021) | BioInformant
Source: Cell Gene Therapy In 2040 PA Consulting Report 2021
Source: The Market for Cell and Gene Therapy Manufacturing– The Rise of CMOs & CDMOs (2021) | BioInformant



Cost: Background

Total Existing Centralized CAR-T Batch Manufacturing Cost $152,500*


Logistics
16%
Facility
20%
Processing &
Materials
64%

Breakdown:

Logistics	Upstream Logistics (Patient Cells Collection & Transport)
	Downstream Logistics (Product Distribution & Patient Delivery)
Facility	Facility (Lease/Rental, Maintenance, Utilities)
Processing & Materials	Manufacturing Operations (Labor & Equipment)
	Raw Materials (Cell Culture Media, Reagents, etc.)
	Quality Control & Testing
	Waste Disposal & Environmental Compliance
	Regulatory Compliance (FDA, EMA, etc.)

* Hodgson et. al., Cellares Cost-Benefit, 2023 Analysis

Cost Analysis

Aspect	Traditional Facility	OMPUL	Cost Reduction Rationale
Upstream Logistics (*Patient Cells Collection & Transport)*	$ 15,000	$ 1,500	Simplified logistics that are associated with fresh product manufacturing in a decentralized hub
Downstream Logistics (*Product Distribution & Patient Delivery*)	$ 10,000	$ 1,500	
Facility (*Lease/Rental, Maintenance, Utilities*)	$ 30,000	$ 1,750	Low facility costs (main suite ISO7 is only 42ft2)
Manufacturing Operations (*Labor & Equipment*)	$ 30,000	$ 3,000	Headcount of OMPUL site: 6 Automated devices
Raw Materials (*Consumables, Reagents, etc.*)	$ 40,000	$ 25,000	Starting material whole blood No need for freezing materials/reagents
Quality Control & Testing	$ 7,500	$ 2,000	In-house testing
Waste Disposal & Environmental Compliance	$ 5,000	$ 1,500	Small facility, energy efficiency
Regulatory Compliance (*FDA, EMA, etc.*)	$ 15,000	$ 5,500	Standardized OMPUL allows for simpler facility validation and audits Reduced regulatory costs due to simplified logistics and supply chain Indirect cost saving from faster clinical manufacturing with the OMPUL translates to a shorter clinical path and reduced costs
Total Batch Cost	$ 152,500	$ 41,750	

Comparison
Traditional Cleanroom Facility vs Decentralized


$ 200,000
$ 150,000
$ 100,000
$ 50,000
0
-73%
Traditional Facility
OMPUL
Processing & Materials
Facility
Logistics

*Management estimates based on internal cost of development batches; Hodgson et. al., Cellares Cost-Benefit, 2023 Analysis

Economics of Scale*

Configuration	Factor	Year 1				Year 2				Year 3				Totals	CapEx/Batch
		Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4		
OMPUL	CapEx	1.2	2.4	4.8	9.6	19.2	38.4	76.8	115.2	0	0	0	0	$115.2M	
	Total # of units	0	0	1	2	4	8	16	32	64	96	96	96	96	
	Batches in parallel (processing units)	0	0	4	8	16	32	64	128	256	384	384	384	384	
	Total batches produced	0	0	52	104	208	416	832	1664	3328	4992	4992	4992	21,580	$ 5,338.28
Large Central Site	CapEx	25	50	75	100	125	150	175	200	225	250	275	300	$300M	
	Total # of units	0	0	0	0	0	0	0	0	0	0	1	1	1	
	Batches in parallel (processing units)	0	0	0	0	0	0	0	0	0	0	39	384	384	
	Total batches produced	0	0	0	0	0	0	0	0	0	0	507	4,992	5,499	$ 54,555.37

- This analysis shows the economics of scale of the OMPUL decentralized model, in comparison with a traditional central manufacturing site.
- Our analysis demonstrates that the OMPUL platform can potentially allow faster access to clinical manufacturing, and at a much more affordable cost.
- The total Capital Investment (CapEx) required in traditional brick and mortar facility is more than twice than the total required investment in the OMPUL platform and takes much longer to materialize – with the OMPUL platform, clinical manufacturing can be achieved in 6 months while in the traditional site 2.5 years.
- Each OMPUL can support the manufacturing of up to 4 CAR-T batches in parallel. Processing units are bioreactors or other manufacturing platforms.
- Moreover, with the OMPUL platform, a company can build up capacity gradually as they progress through their clinical journey (for example: start with 1 OMPUL in 1 site, and gradually ramp up capacity while also supporting other clinical sites with more OMPULs).

Assumptions:

- *Top end capacity 20K batches/year*
- *7-day CAR-T cycle (one batch per week per processing unit)*
- *OMPUL lag time to manufacturing -> 6 months*
- *OMPUL cost is $1.2M*

*Management estimates based on internal cost of development batches; Hodgson et. al., Cellares Cost-Benefit, 2023 Analysis

Detailed Value Proposition to Patients, Providers & Payors

Potentially Better Product	ORGS CAR-T	Commercial CAR-T
"Vein-to-Vein"	**Reduced Therapy Administration Time** **10 days** from blood collection	**Average 25** days from apheresis high risk patients cannot wait that long
T-Cell Source	**Option for whole blood**	Apheresis product
Final product	**High potency reduces safety risk (lower titer)** ready for immediate treatment, no cryopreservation	**Cryopreserved product** requires controlled thawing at hospital, up to 30% cell loss expected
Better Program		
Cost*	**Cost friendly** 67% cost reduction	**Cost >$350K** Cost prohibitive for first line use
Logistics	**On-site/Local production** Streamlined Logistics	**Centralized production site** Complex Cold Chain Logistics
Process	**Automated production** system, eliminates contamination risk	**Manually prepared**, high variability & contamination risk

*Management estimates based on internal cost of development batches

Overall Complete Response Rate[1] in B-ALL Patients with >5% Blasts at Baseline

- Analysis of a subset of 33 adult and 21 pediatric (≤18) patients with baseline BM Blasts (>5%) and data available at day 28 was done to emulate the populations in pivotal studies.
- Overall Complete Response Rate (CR+CRi[2]) in adult patients is found to be 82%, exceeding reported CR of 65% in ZUMA-3 in adults with B-ALL that were treated with Tecartus[3].
- Overall Complete Response Rate in Pediatric patients is found to be 95%, exceeding the reported 83% CR+CRi rate in ELIANA study for pediatric patients with B-ALL treated with Kymriah[4].


100
90
80
70
60
50
40
30
20
10
0
ZUMA-3
Tecartus
ELIANA
Kymriah
CD19 CAR-T
Reference Study
Adult
Pediatric

1. Overall Response Rate (CR+CRi) defined as results @ Day 28
    1. BM Blasts: < 5%
    2. Leukemia cells in peripheral blood (MRD): 0%
    3. No blast in CSF if CNS involvement identified in baseline
    4. Not transplanted before Day 28
    5. comparisons across studies subject to differences in inclusion criteria
2. Complete Remission with Incomplete Count Recovery
3. ZUMA 3: Shah BD, Lancet 2021 (adult ALL pivotal);
4. ELIANA: Maude SL, NEJM 2018 (pediatric ALL pivotal)
5. Complete response for all B-ALL patients was 82% in adults and 93% in pediatrics

Minimal Residual Disease*

- Minimal Residual Disease (MRD) is a powerful prognostic indicator in ALL. MRD was characterized in the patients at baseline and throughout the first 28 days after treatment by Flow Cytometric Immunoassay.
- MRD at day 28 was undetectable or ≤ 0.1% in 91% of tested patients.
- MRD ≥ 0.1% is considered high risk of relapse

Baseline MRD N=233		Day 28 Outcome		
		Undetectable	Low Level MRD (≤0.1%)	High Level MRD (>0.1%)
Undetectable	42	36	3	3
Low Level MRD (≤0.1%)	32	28	1	3
High Level MRD (>0.1%)	159	137	8	14
		N=201 (86%)	N=12 (5%)	N=20 (9%)

*Source: Data on file

Cytokine Release Syndrome

- Cytokine Release syndrome (CRS) is a systemic reaction to an exaggerated immune response to immunotherapy and is a safety issue of CAR-T treatment, resulting in ICU hospitalization and possibly life threatening in severe cases
- CRS occurs with the first days after CAR-T infusion. CRS can present with a variety of symptoms ranging from mild, flu-like symptoms to severe life-threatening manifestations of the overshooting inflammatory response.
- Treatment protocols have been developed and include tocilizumab (anti IL6 receptor) and corticosteroids.
- CRS is one of the reasons why CAR-T therapy can only be used in reference centers in most countries.
- CRS data from this study seem very promising: grade 1 and 2 are usually manageable even in outpatient setting*

*Source: Data on file

Incidence of Severe CRS is Low, Indicating a Favorable Safety Profile

		Orgenesis pts with >5% blasts	Pivotal studies[1,2]	Orgenesis overall	Real World studies[3,4]
		N=41	N=71	N=125	N=152
Adults	Any CRS	88%	92%	69%	82%
	Severe CRS (Grade ≥3)	7%	26%	2%	9%
		N=39	N=75	N=115	N=185
Pediatric	Any CRS	95%	77%	59%	63%
	Severe CRS (Grade ≥3)	10%	48%	6%	21%

1. ELIANA: Maude SL, NEJM 2018 (pediatric ALL pivotal)
2. ZUMA 3: Shah BD, Lancet 2021 (adult ALL pivotal)
3. Rolof GW, Blood 2023 (US Adult Real world study: the ROCCA consortium)
4. Barsan YL, Lancet 2023 (US pediatric real world study)

Appendix-Cost References

1.\ Wang, K. et al. A multiscale simulation framework for the manufacturing facility and supply chain of autologous cell therapies. Cytotherapy 21, 1081–1093 (2019).

2.\ Srai, J. S., Badman, C., Krumme, M., Futran, M. & Johnston, C. Future supply chains enabled by continuous processing— opportunities and challenges. May 20–21 2014 Continuous Manufacturing Symposium. J. Pharm. Sci. 104, 840–849 (2015).

3.\ Abou-el-Enein, M. et al. Scalable manufacturing of CAR T cells for cancer immunotherapy. Blood Cancer Discov. 2, 408–422 (2021).

4.\ Levine, B. L., Miskin, J., Wonnacott, K. & Keir, C. Global manufacturing of CAR T cell therapy. Mol. Ther. Methods Clin. Dev. 4, 92–101 (2017).

5.\ Myles, L. & Church, T. D. An industry survey of implementation strategies for clinical supply chain management of cell and gene therapies. Cytotherapy 24, 344–355 (2022).

6.\ Papathanasiou, M. M. et al. Autologous CAR T-cell therapies supply chain: challenges and opportunities? Cancer Gene Ther.

7.\ Harrison, R. P., Ruck, S., Medcalf, N. & Rafiq, Q. A. Decentralized manufacturing of cell and gene therapies: overcoming challenges and identifying opportunities. Cytotherapy 19, 1140–1151 (2017).

8.\ Alqazaqi, R. et al. Geographic and racial disparities in access to chimeric antigen receptor-T cells and bispecific antibodies trials for multiple myeloma. JAMA Netw. Open 5, e2228877 (2022).

9.\ Palani, H. K. et al. Decentralized manufacturing of anti CD19 CAR-T cells using CliniMACS Prodigy®: real-world experience and cost analysis in India. Bone Marrow Transplant. 58, 160–167 (2022).

10.\ Iancu, E. M. & Kandalaft, L. E. Challenges and advantages of cell therapy manufacturing under good manufacturing practices within the hospital setting. Curr. Opin. Biotechnol. 65, 233–241 (2020).